UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 18, 2011

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2011, Marsh & McLennan Companies, Inc. (the “Company”) announced that Steven A. Mills and Lloyd M. Yates will join the Company’s board of directors (the “Board”), effective May 18, 2011.  Mr. Mills and Mr. Yates will both stand for election at the Company’s upcoming 2011 annual meeting of shareholders.  The Company also announced that Leslie M. Baker, Jr. has decided to retire from the Board and will not stand for re-election at the 2011 annual meeting.

As non-management directors, Mr. Mills and Mr. Yates will be compensated as described under “Board of Directors and Committees – Director Compensation” in the Company’s proxy statement relating to its 2010 annual meeting of stockholders.

A copy of the Company’s press release, dated March 23, 2011, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)           Exhibits

99.1         Press release issued by Marsh & McLennan Companies, Inc. on March 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel &
Corporate Secretary

Date:       March 23, 2011

EXHIBIT INDEX

Exhibit No.        Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on March 23, 2011.

4